Exhibit 99.1

cbdMD Announces Adjournment of Special Meeting

Scheduled to Reconvene October 26, 2023, 1:00 p.m. (Eastern Time)

Charlotte, NC, September 22, 2023 - cbdMD, Inc. (NYSE American: YCBD, YCBD-pa) announced that its Special Meeting of Shareholders that convened on September 22, 2023 has been adjourned until October 26, 2023 at 1:00 p.m. (Eastern Time) to solicit additional proxies for its proposal to approve an amendment to the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into three shares of common stock. The adjourned meeting will be a completely “virtual” meeting of shareholders, and shareholders will be able to listen and participate in the virtual meeting as well as vote during the live webcast of the meeting by visiting https://agm.issuerdirect.com/ycbd and entering the control ID and Request ID number printed on the form of proxy or voting instruction form or scan the QR Code on the form of proxy to access the website and follow the instructions on the screen.

The Board of Directors believes approval of the proposal is in the best interests of cbdMD and its shareholders because the automatic conversion of the Series A Preferred into common stock, eliminating the Series A Preferred dividend, change of control, conversion rights and redemption rights significantly enhances cbdMD’s outlook and has significant benefits to both classes of our outstanding stock. The proposal is described in more detail in cbdMD’s proxy statement dated August 11, 2023, furnished to shareholders in connection with the Special Meeting filed under the Company’s EDGAR profiles, and can also be found on the Company’s website at https://www.cbdmd.com/pages/investors.

While our shareholders have approved an adjournment of the meeting, at the time of the meeting there were insufficient votes to approve the Series A Preferred amendment proposal. cbdMD encourages any shareholder that has not yet voted its shares on the proposal or is uncertain if their shares have been voted on the proposal to contact their broker or bank. The record date of the meeting shall remain August 1, 2023. Accordingly, the Board of Directors and management requests shareholders as of the record date, August 1, 2023, to please vote their proxies as soon as possible, but no later than October 25, 2023 at 11:59 p.m. (Eastern Time). Shareholders who have previously submitted their proxy or otherwise voted for the proposal and who do not want to change their vote need not take any action.

Your Vote is Important

Whether or not you plan to virtually attend the meeting, please vote as soon as possible by one of the methods described in the proxy materials to ensure that your shares are represented and voted at the meeting.

How to Vote

Your vote is important regardless of the number of shares you own. Registered and beneficial shareholders may vote using the following methods:

●

Internet: Go to https://www.iproxydirect.com/ycbd and enter the control ID and Request ID number printed on the form of proxy or voting instruction form or scan the QR Code on the form of proxy to access the website and follow the instructions on the screen.

●

Telephone: Call the toll-free telephone number (1-866-752-8683) provided on the form of proxy or voting instruction form and follow the prompted voting instructions. You will need to enter the 16-digit control number.

●	Email: Email voting instructions to proxy@iproxydirect.com, including your Control ID in your email.

If you hold your shares through an intermediary, please follow the instructions on the voting instruction form provided by such intermediary to ensure that your vote is counted at the meeting.

Shareholder Questions

If you have questions or need more information about the meeting including your Control and Request IDs, please contact cbdMD, Inc.’s Investor Relation Team by telephone at 1-704-445-3060 or by e-mail at IR@cbdmd.com.

About cbdMD:

cbdMD, Inc. is one of the leading and most highly trusted and recognized hemp-derived cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1 CBD products as well as Full Spectrum and Delta 9 THC products. The cbdMD brand currently includes high-quality, premium CBD products including tinctures, gummies, topicals, capsules, sleep aids and more. The Company’s Paw CBD brand includes formulated pet products including tinctures, chews and topicals in varying strengths. To learn more about cbdMD and the complete line of products, please visit www.cbdmd.com, follow cbdMD on Instagram and Facebook or visit one of the thousands of retail outlets that carry cbdMD products.

Forward-Looking Statements:

This press release contains certain forward-looking statements, such as the need for shareholders to approve the proposal, that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, and other disclosures, including the statements made under the heading “Risk Factors” in cbdMD, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on cbdMD’s websites and cbdMD’s social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

1 THC-free is defined as below the level of detection using validated scientific analytical tools.

Contact Information:
cbdMD, Inc.
Ronan Kennedy, Interim CEO & CFO
+1 (704) 445-3064
IR@cbdmd.com